Exhibit 99.1

NEWS RELEASE

Media Contact: Laura Schuntermann, lgschuntermann@magellanhealth.com, (860) 507-1822

Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan to Acquire 4D Pharmacy Management Systems, Inc.

Full-Service PBM Will Increase Magellan Rx Management’s Scale,

Provide Medicare Part D Expertise

Scottsdale, Ariz. — March 18, 2015 — Magellan Health, Inc. (NASDAQ: MGLN) today announced that it has entered into an agreement to acquire 4D Pharmacy Management Systems, Inc. (4D), a privately held, full-service pharmacy benefit manager (PBM) headquartered in Troy, Mich., serving managed care organizations (MCOs), employers and government-sponsored benefit programs, such as Medicare Part D plans. In addition to bringing scale and capabilities to Magellan Rx Management, this acquisition adds business in growing markets, such as the Medicare, dual eligible and healthcare exchange markets.

4D’s commercial book of business is complementary to Magellan’s, with a similar high-touch, service-oriented business model, including strong momentum with third-party administrators, consultants and brokers. 4D’s management team, with a track record of execution, will supplement Magellan Rx Management’s existing strong leadership team.

“4D will increase Magellan’s PBM scale and provide the company with inroads in Medicare Part D, managed Medicaid, dual eligibles and exchanges,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “With the capabilities that this acquisition brings, combined with our strong sales momentum, we are well positioned to exceed our long-term growth objective of $2.5 billion of pharmacy revenue by 2018.”

“This acquisition is right in line with our pharmacy growth strategy, adding capabilities and expertise that will further enhance the customer experience,” said Robert W. Field, chief executive officer of Magellan Rx Management. “4D’s seasoned leadership team, as well as its experience as a full-service PBM, will strengthen Magellan Rx Management’s offerings to provide additional competition in an area dominated by a few large players.”

“4D is a great fit within Magellan’s larger pharmacy organization,” said Gerald Borsand, chief executive officer of 4D. “It’s clear that both companies share a desire to bring their clinical expertise and innovation to the market, and together, our capabilities will be leveraged, expanded and enhanced as we seek to grow the business.”

“Since its inception, 4D has been a family-owned business focused on its clients and employees,” commented Jeff Polter, vice president, Business Development and Account Management of 4D. “The Magellan model is a perfect complement to the 4D culture. As a family, we are excited to be part of this larger organization, which will allow us to continue to focus on our clients and employees while bringing additional valuable products and services to market.”

The base purchase price of 4D is $55 million, to be funded in cash at closing. Additional consideration of up to $30 million is based on future milestones, including up to $10 million for the achievement of certain growth targets in the underlying dual eligible membership served by 4D, and up to $20 million for the retention of certain business through 2018.

Closing of this transaction is expected to occur in the second quarter of 2015. For the full year of 2015, including pre- and post-acquisition periods, it is expected that 4D will produce approximately $400 million in revenue. 4D currently serves approximately 670,000 members.

Magellan will update its revenue guidance on its next earnings call, planned for April 30, 2015. However, the Company does not expect this transaction to materially impact its segment profit guidance.

About Magellan Health: Headquartered in Scottsdale, Ariz., Magellan Health, Inc. is a healthcare management company that focuses on fast-growing, complex and high-cost areas of healthcare, with an emphasis on special population management. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. Magellan’s customers include health plans, managed care organizations, insurance companies, employers, labor unions, various military and government agencies, third-party administrators, consultants and brokers. For more information, visit MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding the expected completion of the acquisition of 4D, enhancement of full-service pharmacy management capabilities, anticipated 2015 revenues of 4D, the future business and growth of 4D and Magellan’s pharmacy benefits management business generally. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on February 26, 2015.

###